ServiceSource Reports First Quarter 2021 Financial Results
Total Revenue of $45.0 million
GAAP Net Loss of $8.8 million; Non-GAAP Net Loss of $2.1 million
Adjusted EBITDA of negative $0.2 million
DENVER, April 28, 2021 - ServiceSource (NASDAQ: SREV), the customer journey experience company, today announced financial results for the three months ended March 31, 2021.
“The pandemic has reminded everyone of the value of personal connection and the importance of relationships that add value to our daily lives. Against this backdrop, we have strengthened ties with our clients and deepened their bonds with their customers. This alignment of market need with our business strategy positions us well to deliver on our objectives and we are pleased with our results through the first quarter of the year,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “We have kept our clients present, relevant, and compelling with their customers through the power of human touch and the efficiency of digital engagement. And although uncertainty remains around the size and pace of the economic recovery, we have strengthened our business model and enhanced the value of our solutions to allow us to build upon our position as a strategic partner to leading brands across the world.”
Key Financial Results – First Quarter 2021
•GAAP revenue was $45.0 million, compared with $50.1 million reported for Q1 2020.
•GAAP net loss was $8.8 million or $0.09 per diluted share, compared with GAAP net loss of $5.9 million or $0.06 per diluted share reported for Q1 2020.
•Non-GAAP net loss was $2.1 million or $0.02 per diluted share, compared with non-GAAP net loss of $1.8 million or $0.02 per diluted share reported for Q1 2020.
•Adjusted EBITDA, a non-GAAP financial measure, was negative $0.2 million, compared with positive $0.1 million reported for Q1 2020.
•Ended the quarter with $36.5 million of cash and cash equivalents and restricted cash and $15.0 million of borrowings under the Company's $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.
Key Business Highlights – First Quarter 2021
•Secured a three-year global contract renewal with one of the Company’s largest software and cloud clients, representing an estimated total contract value in excess of $90 million over the expected term of the agreement.
•Successfully renewed or extended more than 95% of the contract value that was up for renewal during the quarter.
•Accelerated our go-to-market momentum with a 30% year-over-year increase in new bookings on a trailing twelve-month basis.
•Signed our first new client logo win of the year to support the accelerated transformation to a subscription-based renewals model for a leading data insights provider.
•Grew revenue with five of our top 10 clients on a trailing twelve-month basis.
“We continued to improve the fundamentals of the Company and had a good start to the year,” commented Chad Lyne, executive vice president and chief financial officer of ServiceSource. “Through our early visibility into the market dynamics and challenges our clients were facing, we were able to adapt and position the business accordingly in response to the anticipated revenue contraction. We are increasingly encouraged by our team’s stronger execution to win new contracts, renew existing scopes of work, and enhance our value with our clients. Although it’s early and more work remains to be done, we are confident our focus and efforts will allow us to deliver on our expectation to return to growth in the second half of the year.”
Quarterly Conference Call
ServiceSource will discuss its first quarter 2021 results on April 29, 2021, via teleconference at 9:30 a.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 6571544. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our financial management and our expectation to continue to invest in our strategic priorities and digital transformation initiatives. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX™) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries. To learn more about how we design, develop and manage CJX solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.
Trademarks
ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net revenue	$45,023	$50,114
Cost of revenue(1)	34,067	35,560
Gross profit	10,956	14,554
Operating expenses:
Sales and marketing(1)	4,030	7,268
Research and development(1)	1,160	1,181
General and administrative(1)	12,190	10,688
Restructuring and other related costs	920	467
Total operating expenses	18,300	19,604
Loss from operations	(7,344)	(5,050)
Interest and other expense, net	(1,160)	(874)
Loss before provision for income taxes	(8,504)	(5,924)
Provision for income tax expense	(331)	(18)
Net loss	$(8,835)	$(5,942)
Net loss per share, basic and diluted	$(0.09)	$(0.06)
Weighted-average common shares outstanding, basic and diluted	97,234	94,968

(1) Reported amounts include stock-based compensation expense as follows:
	For the Three Months Ended March 31,
	2021	2020
Cost of revenue	$130	$45
Sales and marketing	191	377
Research and development	15	18
General and administrative	2,139	605
Total stock-based compensation	$2,475	$1,045

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$34,171	$34,006
Accounts receivable, net	34,578	38,890
Prepaid expenses and other	10,876	9,275
Total current assets	79,625	82,171

Property and equipment, net	26,998	29,948
ROU assets	27,515	29,798
Contract acquisition costs	757	872
Goodwill	6,334	6,334
Other assets	3,580	3,490
Total assets	$144,809	$152,613

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,151	$1,204
Accrued expenses	2,728	3,217
Accrued compensation and benefits	15,313	18,342
Revolver	15,000	15,000
Operating lease liabilities	10,365	10,797
Other current liabilities	827	1,209
Total current liabilities	49,384	49,769

Operating lease liabilities, net of current portion	23,739	25,975
Other long-term liabilities	2,302	1,593
Total liabilities	75,425	77,337

Stockholders’ equity:
Preferred stock	—	—
Common stock	10	10
Treasury stock	(441)	(441)
Additional paid-in capital	382,314	379,696
Accumulated deficit	(313,442)	(304,607)
Accumulated other comprehensive income	943	618
Total stockholders’ equity	69,384	75,276
Total liabilities and stockholders’ equity	$144,809	$152,613

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(8,835)	$(5,942)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,657	3,396
Amortization of contract acquisition costs	167	279
Amortization of ROU assets	2,391	2,313
Stock-based compensation	2,475	1,045
Restructuring and other related costs	902	431
Other	265	18
Net changes in operating assets and liabilities:
Accounts receivable, net	4,131	(1,722)
Prepaid expenses and other assets	(2,099)	1,323
Contract acquisition costs	(51)	9
Accounts payable	3,952	(3,253)
Accrued compensation and benefits	(3,673)	(1,210)
Operating lease liabilities	(2,738)	(1,838)
Accrued expenses	(511)	223
Other liabilities	504	(741)
Net cash provided by (used in) operating activities	537	(5,669)
Cash flows from investing activities:
Purchases of property and equipment	(1,019)	(1,557)
Net cash used in investing activities	(1,019)	(1,557)
Cash flows from financing activities:
Repayment on finance lease obligations	(161)	(238)
Proceeds from Revolver	—	27,000
Proceeds from issuance of common stock	132	76
Net cash (used in) provided by financing activities	(29)	26,838
Effect of exchange rate changes on cash and cash equivalents and restricted cash	650	480
Net change in cash and cash equivalents and restricted cash	139	20,092
Cash and cash equivalents and restricted cash, beginning of period	36,326	29,383
Cash and cash equivalents and restricted cash, end of period	$36,465	$49,475

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs, and amortization of contract acquisition costs related to the initial adoption of ASC 606.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended March 31,
		2021	2020
Net revenue		$45,023	$50,114

Gross profit
GAAP gross profit		$10,956	$14,554
Non-GAAP adjustments:
Stock-based compensation	(A)	130	45
Amortization of internally developed software	(B)	1,832	1,253
Non-GAAP gross profit		$12,918	$15,852

Gross profit %
GAAP gross profit		24.3%	29.0%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.3%	0.1%
Amortization of internally developed software	(B)	4.1%	2.5%
Non-GAAP gross profit		28.7%	31.6%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$18,300	$19,604
Non-GAAP adjustments:
Stock-based compensation	(A)	(2,345)	(1,000)
Amortization of internally developed software	(B)	(360)	(512)
Restructuring and other related costs	(C)	(920)	(467)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(84)	(218)
Non-GAAP operating expenses		$14,591	$17,407

Net loss
GAAP net loss		$(8,835)	$(5,942)
Non-GAAP adjustments:
Stock-based compensation	(A)	2,475	1,045
Amortization of internally developed software	(B)	2,192	1,765
Restructuring and other related costs	(C)	920	467
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	84	218
Non-cash interest expense	(E)	18	18
Income tax effect on non-GAAP adjustments	(F)	1,077	656
Non-GAAP net loss		$(2,069)	$(1,773)

Diluted net loss per share
GAAP net loss per share		$(0.09)	$(0.06)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.03	0.01
Amortization of internally developed software	(B)	0.02	0.02
Restructuring and other related costs	(C)	0.01	0.00
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00
Non-cash interest expense	(E)	0.00	0.00
Income tax effect on non-GAAP adjustments	(F)	0.01	0.01
Non-GAAP diluted net loss per share		$(0.02)	$(0.02)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(G)	97,234	94,968

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(E) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(F) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E and F noted above on our non-GAAP net income (loss).
(G) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three months ended March 31, 2021 and 2020.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

		For the Three Months Ended March 31,
		2021	2020
Net loss		$(8,835)	$(5,942)
Provision for income tax expense		331	18
Interest and other expense, net		1,160	874
Depreciation and amortization(1)		3,657	3,396
EBITDA		(3,687)	(1,654)
Stock-based compensation	(A)	2,475	1,045
Restructuring and other related costs	(C)	920	467
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	84	218
Adjusted EBITDA		$(208)	$76

(1) Depreciation and amortization expense are comprised of the following:

		For the Three Months Ended March 31,
		2021	2020
Internally developed software amortization		$2,192	$1,765
Property and equipment depreciation		1,465	1,631
Depreciation and amortization		$3,657	$3,396

Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
investorrelations@servicesource.com